UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

CAMDEN NATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2008, the Board of Directors of Camden National Corporation (the “Company”) adopted the Defined Contribution Retirement Plan (the “Plan”) effective January 1, 2008. The Plan is an unfunded deferred compensation plan for the benefit of a group of senior management employees of the Company. Participation in the Plan by an employee must be approved by the Company’s Compensation Committee. Annually, (beginning in 2008) on March 15th (or the closest business day to March 15th), the Compensation Committee will credit to an account administered by the Company 10% of each participant’s annual base salary and bonus for the prior performance period. Annual credits to a participant’s account will be denominated in Deferred Stock Awards based on the fair market value of the common stock of the Company (the “Common Stock”) on the date of grant. Deferred Stock Awards are the right to receive a share of Common Stock of the Company upon the satisfaction of restrictions under the Company’s 2003 Stock Option and Incentive Plan. Vesting occurs ratably from the date of participation until the participant reaches the age of 65, at which time the participant is 100% vested. Upon retirement or termination of employment, the participant will receive shares of Common Stock equal to the Deferred Stock Awards in the account times the vested percentage, reduced by the amount to be withheld for income taxes.

If the participant terminates employment due to death or Disability (as defined in the Plan), the account will be 100% vested regardless of the actual years of participation in the Plan. If there is a Change of Control (as defined in the Plan), each participant’s account will be 100% vested effective upon the Change of Control. Upon termination for “cause” (as defined in the Plan), the balance of the account will be immediately forfeited.

On January 29, 2008, Sean G. Daly, Chief Financial Officer, was named a participant under the Plan, effective January 1, 2008. As noted above, an award will be made to Mr. Daly on or about March 15, 2008.

The description of the terms of the Plan is qualified in its entirety by reference to the Plan attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Defined Contribution Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ Sean G. Daly	Date: February 4, 2008
Sean G. Daly Chief Financial Officer and Principal Financial & Accounting Officer